Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

REGISTRATION STATEMENT

(Form Type)

Core Laboratories Luxembourg S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Fees to Be Paid	Equity	Common Stock, par value $.0.01 per share	Rule 457(c) and 457(f)(1)	46,633,934(2)	N/A	$1,034,340,656.12(3)	$110.20 per million	$113,984.34

	Equity	Common Stock underlying Equity Awards	Rule 457(c) and 457(f)(1)	2,144,649(2)	N/A	$47,568,314.82(3)	$110.20 per million	$5242.03

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities	—	—	—	—		—

	Total Offering Amounts					$1,081,908,970.94		$119,226.37

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$119,226.37

(1)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.0001102.

(2)

Represents the maximum number of shares of Core Laboratories Luxembourg S.A. (“Core Lab Luxembourg”) common stock, par value $0.01 per share (“Core Lab Luxembourg Common Stock”), issuable to stockholders of Core Laboratories N.V. (“Core Lab”) upon the completion of the merger between Core Lab Luxembourg and Core Lab described in Core Lab Luxembourg’s registration statement on Form S-4 (the “Registration Statement”). This number is based on 46,633,934, the maximum total number of shares of Core Lab common stock, par value EUR 0.02 per share (the “Core Lab common stock”), estimated to be issued and outstanding immediately prior to completion of the merger, and 2,144,649, the maximum total number of shares of Core Lab common stock underlying Core Lab Equity Awards.

(3)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Core Lab Luxembourg common stock was calculated as follows: the product of (i) $22.18, the average of the high and low prices per share of Core Lab common stock as of January 10, 2022, as quoted on the New York Stock Exchange, and (ii) 48,778,583, the total number of shares of Core Lab common stock that may be issued in exchange for Luxembourg common stock, calculated in accordance with footnote (2) above.